EXHIBIT 10.2 MANAGEMENT AGREEMENT

                              MANAGEMENT AGREEMENT

               THIS AGREEMENT is made and entered into as of this 2nd day of April, 1998, by and between CEDAR INCOME FUND, LTD., an Iowa corporation, (hereinafter referred to as "OWNER") and BRENTWAY MANAGEMENT LLC, with its principal place of business at 44 South Bayles Avenue, Port Washington, NY 11050 (hereinafter referred to as "MANAGER"). In consideration of the mutual covenants, promises and agreements herein contained, OWNER and MANAGER do hereby covenant, promise and agree to and with each other as follows:


                              W I T N E S S E T H:

          1. PARTIES AND INTEREST: OWNER is or will be the owner of certain real property which may be located the continental United States and will continue to acquire additional property during the term of this Agreement. MANAGER has the experience and staff necessary and suitable for the management and operation of real estate properties in the United States and desires to undertake the management and operation of the real estate properties of OWNER. MANAGER is an independent contractor and OWNER shall have no voice in the selection or discharge of MANAGER'S employees, representatives, or subcontractors, or in their number or in the compensation to be received by them or in the period of hours of their employment, and no control over the specific manner in which the work shall be done, but MANAGER shall be responsible for the quality of work done and of the materials furnished, and warrants that they shall conform to the terms of this Agreement. OWNER and MANAGER are not, and shall not be deemed to be, partners or joint venturers with each other.

          2. TERM: OWNER does hereby designate MANAGER, and MANAGER hereby accepts such designation, as the manager of the real estate interests of OWNER which are from time to time included in a schedule of such properties mutually agreed upon by OWNER and MANAGER (hereinafter referred to collectively as the "Premises"), for a term of one (1) year commencing on the effective date hereof. Thereafter, this Agreement shall be renewed automatically for one year periods. This Agreement may, however, be terminated by either party at any time, with or without cause, upon not less than sixty (60) days prior written notice given by the OWNER by a majority of the Independent Directors (as defined in the Articles of Incorporation of OWNER) or by MANAGER by its duly authorized representatives, to the other party of its intention to so terminate. In the event of termination of this Agreement, neither party shall have any further rights, obligations or liabilities under this Agreement except those which are accrued through the effective date of such termination; provided, however, MANAGER shall cooperate with OWNER and take all reasonable steps requested to assist OWNER in making an orderly transition of the property management function. OWNER AND MANAGER agree, upon request of either party at any time during the term of this Agreement, to acknowledge a schedule of properties covered hereby, including the legal



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descriptions thereof. Nothing herein contained shall prevent the
MANAGER from engaging in other activities, including without limitation, the management of other properties; nor shall this Agreement limit or restrict the right of any director, officer, employee, affiliate or shareholder of the MANAGER to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association.

          3. SERVICES OF MANAGER: Subject to such express restrictions or limitations on its authority and to such written instructions as may from time to time be imposed or given by the OWNER, MANAGER shall, on behalf of and for the account of the OWNER:

          A. LEASING: Use its best efforts to lease and keep leased to desirable tenants all space held for lease at no less than the prevailing rental rates for similar properties in the community in which the property is located and calculated to provide a reasonable return an investment to OWNER, unless otherwise approved in writing by OWNER. MANAGER shall lease the Premises with each lease identifying the OWNER (or the trade name of the Premises) as the titleholder of the Premises and owner of the lease. No lease shall be for a term of sixty (60) months or longer, including options, if any. In the event that a lease contract contemplated to be entered into by MANAGER in the name of OWNER is not within the limitations set forth in this sub-paragraph 3A, such lease contract shall first be subject to the written approval of OWNER, which approval shall not be unreasonably withheld. MANAGER shall advise OWNER personally or by certified mail of any such proposed lease or amendment thereto. If OWNER fails to advise MANAGER within four (4) days after receipt of such notice, it shall be presumed that OWNER granted OWNER'S written approval thereto and, accordingly, MANAGER shall be authorized to execute such lease contract in the name of OWNER without being in violation of MANAGER'S duties hereunder. All leases of the Premises shall remain the property of OWNER and copies shall be promptly provided to OWNER. MANAGER shall have the right, without prior consent, at OWNER'S expense, to repair, alter, modify and improve (as distinguished from expand) the existing structures, in connection with any such lease; prior approval, however, of OWNER to be secured by MANAGER on all such matters involving costs in excess of Twenty Thousand Dollars ($20,000) for any one item. MANAGER may collect from lessees, security deposits as security for the performance under the leases, the amount of such security deposits to be for such sum as is customary in the locality of said real estate. Failure by MANAGER to obtain any security deposit shall not constitute any nature of default by MANAGER hereunder. The security deposits, as collected, shall be paid over each month to the OWNER following the month of collection by MANAGER. Without the specific prior written approval of OWNER, no lease with respect to the Premises shall provide for rents the determination of which depends in whole or in part on the net income or net profits


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               derived by any person from such property and no tenant shall be permitted to sublease any property wherein the determination of rent depends in whole or in part on the net income or net profits derived by any person from such property; provided, however, leases and subleases may, except as otherwise directed by OWNER or as otherwise provided in this Agreement, provide for rental payments based upon a fixed percentage or percentages of receipts or sales.

          B. BOOKS AND RECORDS: The term "Agreement Year" as used herein shall mean the calendar year ending December 31st of each year. The first Agreement Year shall be the period beginning on the date hereof and ending December 31, 1998, and the last Agreement Year shall be the period beginning January 1st of the last year of the term of this Agreement and ending with the last day of the term of this Agreement.

               MANAGER shall maintain in manner and form consistent with generally accepted methods of accounting at its office, during each Agreement Year and retain such for a period of three (3) consecutive years thereafter, complete and accurate general books of account, which will reflect all receipts derived from the operation of the Premises by MANAGER during such Agreement Year, including but not limited to, original invoices, sales and other records provided by lessees, sales and occupation tax returns, if any, relating to MANAGER'S operation of the Premises, and all other original records pertaining to the business of operating the Premises and other pertinent papers and documents which will enable the OWNER to determine the gross receipts derived by the MANAGER from the Premises. All of the aforementioned records shall be open to the inspection and audit by the OWNER or its agents at all reasonable times during ordinary business hours. On termination of this Agreement, all records shall be delivered to the OWNER at the Premises. OWNER and MANAGER recognize that OWNER, itself, may have records pertaining to the Premises as to which MANAGER does not have actual knowledge, and nothing in this paragraph shall be interpreted to impose any duty on MANAGER with respect to such records or any other records of a type which would not be kept by a reasonably prudent property manager. MANAGER shall establish a bank account into which receipts relating to the Premises of the OWNER transmitted to MANAGER or collected by MANAGER shall be deposited. From the funds in such bank account, MANAGER shall pay the following types of expenses associated with operation of the Premises (it being understood that nothing herein shall be interpreted to impose on MANAGER liability for the payment of any of such expenses from MANAGER'S own funds): on-site salary expenses of every kind and nature, utility charges, custodial service, management fees hereunder to MANAGER and all other recurring-type charges relating to the operation of the Premises (all of the aforesaid being herein


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               sometimes referred to as "Premises Operating Expenses"). MANAGER shall submit to OWNER on or before the tenth (10th) day of each month during the term hereof (including the tenth (10th) day of the month following the end of the term) at the place then fixed for the payments hereunder, a check in a sum equal to all funds, if any, in the bank account for the Premises except a nominal sum to pay obligations due prior to receipt of additional rentals, and a written statement, certified by MANAGER to be true and correct to the best of his knowledge and belief, showing in reasonably accurate detail, the amount of aforesaid receipts and the amount of Premises Operating Expenses disbursed from such bank account and the resulting difference for the preceding month. MANAGER shall submit to the OWNER on or before the thirtieth (30th) day following the end of each Agreement Year, at all places then fixed for payments, a complete statement of the aforesaid annual figures for the preceding Agreement Year in reasonable detail certified by MANAGER. Relative to the authority of MANAGER to pay from the bank account Premises Operation Expenses (as hereinabove referred to), such authority of MANAGER shall be limited as stated in subparagraph 3D hereof.

          C.   MAINTENANCE:

               MANAGER shall use its best efforts, at OWNER'S expense (but subject to the limitations hereinafter set forth), at all times during the term of this Agreement, to keep the Premises, both exterior and interior, structural and otherwise, in good repair, subject to ordinary wear and tear or casualty occurring without the fault of MANAGER, and make all repairs and replacements, both exterior and interior, structural and otherwise; and MANAGER shall use its best efforts, at OWNER'S expense (subject however, to the limitations hereinafter set forth) to satisfy each and every obligation, duty or payment required of the lessor on the leases or any substitute leases entered into during the term of this Agreement except in the event of a default by the tenant under any such lease. MANAGER shall also use its best efforts, at OWNER'S expense (subject, however, to the limitations hereinafter set forth), to keep the Premises in a clean condition, and not permit or allow any refuse or debris to accumulate thereon, or upon the sidewalks, alleys or streets adjoining the same, and remove any obstruction from the sidewalks adjoining the Premises. MANAGER shall exercise reasonable efforts to see that no article deemed extra-hazardous on account of fire or other dangerous properties, nor any explosive, shall be brought on or into the Premises, except that this provision shall not apply to articles usually held for storage in substantially similar building.




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          D.   AUTHORITY:

               All of the duties of MANAGER pursuant to this Agreement shall be fulfilled at OWNER'S expense and the funds of OWNER shall be utilized by MANAGER for the purpose of fulfilling such responsibilities subject, however, to the following limitations:

               (i) MANAGER is authorized to enter into any agreement, verbal or written, for performance of its responsibilities if the consideration payable by OWNER pursuant to such agreement is Twenty Thousand One Hundred and 00/100 Dollars ($20,100.00) or less; however, MANAGER may enter into such agreements where the consideration payable pursuant thereto is more than Twenty Thousand and 00/100 Dollars ($20,000.00), if in MANAGER'S opinion such repairs are emergency repairs necessary to protect the Premises, fulfill obligations to OWNER under leases or rental agreements or prevent bodily injury.

               (ii) If any written contract for the performance of such responsibility is in the name of OWNER (other than any lease authorized herein to be executed by MANAGER on behalf of OWNER), then irrespective of the amount payable pursuant thereto, only an authorized agent of OWNER shall be authorized to execute any such contract (and for these purposes MANAGER shall not be deemed to be an authorized agent of OWNER).

               (iii) If any contract for performance of the aforesaid duties is not cancellable by MANAGER on sixty (60) days' notice or less, then MANAGER shall not enter into such contract without the prior written approval of OWNER, notwithstanding that the consideration payable thereunder may be Twenty Thousand Dollars ($20,000.00) or less. The preceding provisions do not relate to the contractual authority of MANAGER as to signing leases of building space in the Premises.

               (iv) If any contract for performance of the aforesaid duties is cancellable by MANAGER on sixty (60) days' notice or less, then MANAGER may enter into such contract without the prior written approval of Owner, subject, however, to the limitations contained in subparagraph 3(D) (i).

          E. EMPLOYEES: MANAGER shall engage and discharge such employees as it deems necessary for the operation and maintenance of the Premises. Such employees shall be deemed employees of the MANAGER, or such local agent or agents as may be retained by the MANAGER and not in the employ of the OWNER. The MANAGER at its expense shall retain adequate fidelity insurance on those of its employees who handle funds or assets of the OWNER. The OWNER shall reimburse MANAGER for all salary expenses, benefits and moving and traveling expenses, except for those personnel of MANAGER performing property management functions operating out of the home office of the MANAGER.


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          F.   WORKER'S COMPENSATION: MANAGER agrees to provide and OWNER agrees to reimburse MANAGER for all premiums, contributions and taxes for Worker's Compensation insurance, unemployment insurance, and for old age pensions, annuities and retirement benefits, now or hereafter imposed by or pursuant to federal or state laws, which are measured by the wages, salaries or other remuneration paid to persons employed by MANAGER in connection with the performance of the Management Agreement except as it relates to personnel of MANAGER performing property management functions operating out of the home office of MANAGER. MANAGER agrees to carry Worker's Compensation insurance and Employer's Liability insurance in accordance with the laws of the states in which the OWNER owns real estate to be at all times in force and OWNER agrees to reimburse MANAGER for the cost thereof.

          G. CODE REQUIREMENTS: MANAGER, at OWNER'S expense, shall use its best efforts to comply in all material respects with all building codes, zoning and licensing requirements, and other requirements of the duly constituted federal, state and local governmental authorities with respect to the Premises. MANAGER may, in its discretion, appeal from any requirement it deems unwarranted and it may compromise or settle any dispute regarding such requirements.

          H. REAL ESTATE EXPERTS. MANAGER may enlist the services of other real estate brokers or agents in the performance of its duties hereunder to the extent deemed necessary or appropriate. The expense of the services will be paid by the OWNER.

          I. RENT COLLECTION: MANAGER will use its best efforts to collect rent and other income from the real estate interests of the OWNER. MANAGER may in its discretion compromise claims for such rent and other income and, at the expense of the OWNER, institute legal proceedings in its own name or in the name of the OWNER to collect the same, to oust or dispossess tenants or others occupying such real estate interests, and otherwise to enforce the rights of the OWNER with respect thereto and in its discretion may compromise or settle such proceedings.

          J. INSURANCE: MANAGER, at OWNER'S expense, shall at all times during the term of this Agreement, carry such (i) general liability, accident and property damage insurance, (with OWNER and MANAGER as named insureds), (ii) fire, extended coverage and malicious mischief insurance, (iii) rental insurance and (iv) such other insurance for the protection of OWNER and MANAGER, as shall be directed from time to time by OWNER. All such policies shall be in the name of and made payable to OWNER.


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          5. COMPENSATION: OWNER hereby agrees to pay the MANAGER a monthly management fee in the amount of five percent (5%) of Gross Income (as hereinafter defined) derived from the operation of the Premises during the preceding month. "Gross Income" shall mean any and all receipts from the Premises Including: rents, percentage rents, overage rents, expense participation rents and all rents or payments from tenants of any nature, income from services rendered to tenants (i.e., maid service, janitorial or cleaning service, telephone answering service, watchman or guard service, trash collection, elevator service and similar services customarily furnished or rendered in connection with the rental of real property), and all income from concessions of any kind, including all coin-operated facilities on the Premises. Also Included in Gross Income shall be any amounts collected in lieu of the above-enumerated items such as forfeited security deposits and judgments or awards collected in the enforcement of any lease or rental agreement.

          6. LEASING COMMISSIONS: OWNER shall also pay MANAGER a leasing fee in conjunction with leases of space in OWNER'S commercial (as opposed to residential) properties which are procured by MANAGER. The leasing fee shall be at the prevailing rate for similar services performed by independent qualified persons regularly performing such services in the community in which the property is located; provided, however, in no event shall such leasing fee exceed six percent (6%) of the rent to be paid during the term (including any renewals) of the lease procured. The amount and timing of payment of such leasing fees shall be agreed to by OWNER and MANAGER prior to execution of the lease with respect to which the leasing fee is payable. MANAGER may divide its leasing fee with outside leasing agents or other third parties. Any division of the leasing fee payable pursuant to this Agreement shall be disclosed to OWNER at the time the fee is negotiated.

          7. STATUS OF OWNER: In the event the terms of this Agreement at any time shall, in the opinion of the counsel for the OWNER, impair the status of the OWNER as a "real estate investment trust" within the meaning of Part II, subchapter M of the Internal Revenue Code of 1954, as amended, OWNER and MANAGER shall, within 30 days after the OWNER shall have given to the MANAGER written notice of such impairment, negotiate such amendments as may be necessary to restore, In the opinion of counsel for the OWNER, such status of the OWNER.

          8. CONFORMITY WITH LAW: MANAGER covenants, with respect to the Premises, and the fixtures and appurtenances thereto, that at OWNER'S expense (subject to the limitations on MANAGER'S contractual authority as herein set forth), MANAGER shall use due diligence to cause them to conform in all material respects to applicable requirements of law or duly constituted authority, and to the applicable requirements of all carriers of insurance on the Premises, and Board of Underwriters, Rating Bureau, or similar organizations including, but not limited to, requirements pertaining to the health, welfare, or safety of employees or the public, such as adequate toilet facilities, fire exits, exit signs, safe electric wiring and elevators. MANAGER shall, at OWNER'S cost and


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expense (but subject to the herein set forth limitations on MANAGER'S contractual authority), use its best efforts to make such improvements or installations as may be necessary to satisfy this requirement and shall, at all times during the term, promptly comply in all material respects with such requirements whether now or hereafter in effect and whether now or hereafter applicable for any reason whatsoever. Manager shall use due diligence to prevent the Premises from being used for any unlawful purpose.

          9. INSURANCE CLAIMS: MANAGER shall settle and adjust any claims against any insurance company under the fire or extended coverage policies of insurance as described in paragraph 3J hereof, but before making final settlement of any claim over Fifty Thousand Dollars ($50,000.00), the written approval of OWNER shall be obtained.

          10. SUBORDINATION: OWNER and MANAGER agree that this Agreement is and shall be subordinated to any mortgages or trust deeds held by or for any bank, insurance company, seller or accredited lending institution that may be now on or hereafter placed upon the Premises, and to any and all advances to be made thereunder, and to the interests thereon and all renewals, replacements and extensions thereof.

          11. CONDEMNATION: In the event of any condemnation or taking of all or any part of the Premises, all damages shall be the exclusive property of OWNER; provided, however, MANAGER shall be entitled to any proceeds recovered by MANAGER in its own right on account of any damage to MANAGER'S business by reason of such condemnation.

          12. DEFAULT: If either party shall default under this Agreement, the successful party shall be reimbursed by the other for all costs and expenses incurred in the enforcement of any of the provisions of this Agreement, including reasonable attorney's fees.

          13. LIABILITY OF MANAGER: MANAGER and its officers, directors, shareholders, affiliates, agents and employees shall not be liable to OWNER or to any other person for any act or omission in the course of performance of their duties hereunder except for their willful misfeasance, gross negligence or reckless disregard of duty or their not having acted in good faith in the reasonable belief that their action was in the best interests of OWNER. The OWNER shall defend, indemnify and save harmless MANAGER and its officers, directors, shareholders, affiliates, agents and employees from and against any and all liabilities, claims, damages, costs and expenses (including reasonable attorneys fees and amounts reasonably paid in settlement) incurred by reason of or arising out of the performance or nonperformance of their duties under or by reason of this Agreement; provided, however, there shall be no such indemnification for liabilities, claims, damages, costs or expenses incurred by any such person or entity by reason of their willful misfeasance, gross negligence, reckless disregard of duty or bad faith in the conduct of their duties under or by reason of this Agreement. This paragraph 13 shall survive the termination of this Agreement.

          14. NOTICE: Whenever, under the terms of this Agreement, any notice is required or permitted to be served upon the other party, said notice shall be served upon the other party by personal service or by certified mail.


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Any such notice shall be deemed given when personally received by the party to whom the notice is directed; provided, however, in the event notice is mailed, such notice shall be deemed given when deposited in the United States Mail with postage prepaid. Notices to each party shall be until further notification in writing, shall be delivered to the following addresses:

         To OWNER:

                  Cedar Income Fund, Ltd.
                  c/o Cedar Bay Realty Advisors, Inc.
                  44 South Bayles Avenue
                  Port Washington, NY 11050

         To MANAGER:

                  Brentway Management LLC
                  44 South Bayles Avenue
                  Port Washington, NY 11050

          15. CUMULATIVE RIGHTS: The various rights and remedies of OWNER and MANAGER provided in this Agreement shall be construed as cumulative and no one of them is exclusive of the others or exclusive of any rights or remedies allowed OWNER or MANAGER by law.

          16. CONSENT: Neither OWNER nor MANAGER shall unreasonably withhold its consent whenever such consent shall be required under the terms of this Agreement.

          17. PARAGRAPH HEADINGS: The paragraph headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Agreement or in any way affect the terms and provisions hereof.

          18. RULES OF CONSTRUCTION: Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine or neuter gender according to the context.

          19. AMENDMENTS: This Agreement may be amended only by the mutual consent of the parties. However, no such amendment shall become effective unless it be reduced to an instrument in writing specifically referring to this Agreement and signed by both parties.

          20. SUCCESSORS AND ASSIGNS: The provisions of this Agreement shall be binding upon and inure to the benefit of the immediate parties hereto and their respective legal representatives, successors and assigns. Neither party may assign this Agreement without the prior written consent of the other party.


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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


OWNER                                     MANAGER

CEDAR INCOME FUND, LTD.                   BRENTWAY MANAGEMENT LLC

BY /s/ Brenda J. Walker                   BY /s/ Brenda J. Walker
-----------------------                   -----------------------
TITLE: Vice President                     TITLE:  President